UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 12, 2011

     LIZ CLAIBORNE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10689	13-2842791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Liz Claiborne, Inc. (the “Company”) announced on October 12, 2011 that the Company had entered into a definitive agreement (the “Agreement”) to sell its LIZ CLAIBORNE family of brands and MONET brand to J.C. Penney Corporation, Inc. (“JCPenney”) for a total purchase price of $267.5 million.  This transaction (the “JCPenney Transaction”), along with the transactions described below and under Item 7.01(a) (collectively, the “Transactions”), will result in total cash proceeds to the Company of approximately $328.0 million.

The JCPenney Transaction includes the sale of domestic and international trademark rights for LIZ CLAIBORNE, CLAIBORNE, LIZ, LIZ & CO., CONCEPTS BY CLAIBORNE, LC, ELISABETH, LIZGOLF, LIZSPORT, LIZ CLAIBORNE NEW YORK, LIZWEAR and domestic trademark rights for MONET.  The LIZ CLAIBORNE NEW YORK and LIZWEAR trademarks will be licensed back royalty-free to the Company until July 2020.  Further, the Company will serve as the exclusive supplier of jewelry to JCPenney for the LIZ CLAIBORNE and MONET brands.  The JCPenney Transaction also includes receipt by the Company of an advance of $20.0 million (refundable to JCPenney under certain circumstances) in exchange for its agreement to develop exclusive brands for JCPenney by Spring 2014.

The Company has made certain customary representations and warranties to JCPenney in the Agreement, and has also made certain customary covenants, including the indemnification of JCPenney with respect to breaches of representations and warranties and breaches of covenants, subject to specified limitations on the amount of indemnifiable damages and survival period.

Closing of the JCPenney Transaction (the “Closing”) will be subject to the satisfaction of certain customary closing conditions, including, among others:

•	absence of any injunction or other legal constraint against the Closing;
•	expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
•

the absence of a material adverse effect on the LIZ assets and the MONET assets collectively (with the exception that, in the event of a material adverse effect on the MONET assets alone, JCPenney will be required to proceed with the acquisition of the LIZ assets, and the purchase price will be reduced accordingly); and

•	the receipt of consent under the Company’s asset-based loan credit agreement for the sales and lien releases contemplated by the JCPenney Transaction.

Moreover, each party’s obligation to consummate the JCPenney Transaction under the Agreement is conditioned on the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements, in each case in all material respects.

The Agreement is subject to termination if the Closing has not occurred by April 12, 2012.  There are no termination fees payable upon the termination of the Agreement.  The Closing is expected to occur in the fourth quarter of 2011.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Agreement itself.  The Company intends to file the Agreement as an exhibit to its next periodic report.

ITEM 7.01.  REGULATION FD DISCLSOURE.

(a) The Company announced the following additional transactions on October 12, 2011:

•

DANA BUCHMAN Brand: The Company has consummated a definitive agreement to sell its DANA BUCHMAN brand to Kohl’s, and will serve as the exclusive supplier of jewelry to Kohl’s for the DANA BUCHMAN brand;

•	KENSIE Brand: The Company has entered into a definitive agreement to sell its KENSIE Brand to an affiliate of Bluestar Alliance; and
•

DKNY® JEANS and DKNY® ACTIVE License: The Company has agreed to early termination of the DKNY® JEANS and DKNY® ACTIVE license with The Donna Karan Company, LLC, such that its license will terminate at year end 2011, one year ahead of the scheduled license maturity.

Consummation of the Kensie transaction described in this Item 7.01(a) is subject to certain customary closing conditions, and all Transactions are expected to close in the fourth quarter of 2011.

(b) On October 12, 2011, the Company provided revised guidance, pro forma for the consummation of the Transactions, the previously-announced joint venture transaction involving the Company’s global MEXX business and the previously-announced agreement with Elizabeth Arden, Inc. for pre-payment of certain royalties and sale of the trademarks for the CURVE fragrance brand and selected other smaller fragrance brands, which eliminates profits and losses associated with each of the following businesses:

MEXX; LIZ CLAIBORNE/JCPenney apparel and handbags; MONET Europe; DKNY® JEANS; KENSIE and MAC & JAC; DANA BUCHMAN apparel; and CURVE and related fragrances, which is contained in the presentation (the “Investor Presentation”) attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(c) On October 12, 2011, the Company also provided preliminary September 2011 direct to consumer comparable sales for its brands, which are contained in the Investor Presentation attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.  OTHER EVENTS.

On October 12, 2011, the Company issued a press release (the “Press Release”) announcing its entry into the Transactions.  Further details are contained in the Press Release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release dated October 12, 2011.
99.2	Investor Presentation dated October 12, 2011.

Liz Claiborne, Inc. Forward-Looking Statement

Statements contained herein that relate to the Company’s future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our amended and restated revolving credit facility, may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory and the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level; general economic conditions in the United States, Europe and other parts of the world including the impact of debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation, which could impact prices of our products; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to successfully implement our long-term strategic plans; our ability to close the Mexx joint venture transaction pursuant to the applicable merger agreement, asset purchase agreement and related transaction documents; risks associated with the transition of the Mexx business to a joint venture in which we will hold a minority interest and the possible failure of such Mexx joint venture that may make our interest in such joint venture of little or no value and risks associated with the ability of the controlling JV partner to operate the Mexx business successfully which will impact the potential value of our minority interest; our ability to close the sales of the Liz Claiborne family of brands and the Monet, Dana Buchman and Kensie brands pursuant to the respective terms of the applicable transaction documents; costs associated with (i) the transition of the Liz Claiborne family of brands, Monet, Dana Buchman and Kensie brands from the Company to their respective acquirers and (ii) the early termination and transition of the DKNY® Jeans and DKNY® Active Licenses may negatively impact our business, financial condition, results of operations, cash flows and liquidity; our ability to sustain recent performance in connection with the re-launch of our Lucky Brand product offering and our ability to revitalize our Juicy Couture creative direction and product offering; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to effectively transition our distribution function to alternative third party solutions, and to realize the cost savings anticipated from the closure of our Ohio distribution facility; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines or enter new markets or product categories, and risks related to such new lines, markets or categories; risks associated with the sale of assets to J.C. Penney described above and the licensing arrangement with QVC, Inc., including, without limitation, our ability to continue a good working relationship with these parties and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agent agreements with Li & Fung Limited, which results in a single foreign buying/sourcing agent for a significant portion of our products; risks associated with our United States distribution services agreement with Li & Fung, which results in a single third party service provider for a significant portion of our United States distribution; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers, to which our international operations are subject; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; our exposure to foreign currency fluctuations; risks associated with material disruptions in our information technology systems; risks associated with privacy breaches; risks associated with our plans to substantially grow our business in Asia through Kate Spade’s joint venture with E-Land Fashion China Holdings, Limited and Kate Spade’s reacquisition of certain distribution rights in (i) the People’s Republic of China via such joint venture and (ii) certain Southeast Asian territories; limitation on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigations and other proceedings in which we are involved; and such other factors as are set forth in the Company’s 2010 Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q for the quarters ending April 2, 2011 and July 2, 2011, each filed with the Securities and Exchange Commission, including in the section in each report entitled “Item 1A-Risk Factors”.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: October 12, 2011	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 12, 2011.
99.2	Investor Presentation dated October 12, 2011.